UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2016

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA		95618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2016, the Board of Directors (the “Board”) of Marrone Bio Innovations, Inc. (the “Company”) approved an increase in the authorized number of directors of the Board from seven to eight members and then appointed Dr. Kathleen A. Merrigan as a member of the Board to fill the vacancy on the Board. Dr. Merrigan was appointed as a Class I director whose term will expire as of the 2017 annual stockholders’ meeting.

Dr. Merrigan has served as the executive director of sustainability at The George Washington University since 2014, where she leads the GW Sustainability Collaborative and GW Food Institute and serves as a professor of public policy. She has also been actively involved with the Food and Agriculture Organization of the United Nations since 1998, serving in various roles including delegation head, chairman and lecturer. From 2013 to 2014, Dr. Merrigan worked as an independent consultant advising clients on strategic business planning. From 2009 to 2013, Dr. Merrigan served as deputy secretary and chief operating officer of the United States Department of Agriculture. Dr. Merrigan is currently a board member of FoodCorps and Stone Barns Center for Food and Agriculture. She was named as one of Time Magazine’s 100 Most Influential People in the World in 2010. Dr. Merrigan received a Ph.D. in Public Policy and Environmental Planning from Massachusetts Institute of Technology, an M.A. in Public Affairs from the University of Texas at Austin and a B.A. from Williams College.

As a non-employee director, consistent with the Company’s director compensation policy, in connection with her appointment to the Board, Dr. Merrigan was granted 35,906 restricted stock units, one-third of which vest on the first anniversary of her appointment and the remainder of which vest monthly over two years thereafter, and she was granted 3,750 restricted stock units, which vest in full on the date of the 2016 annual stockholders’ meeting, in respect of her annual retainer for service on the Board. In addition, Dr. Merrigan is entitled to an annual cash retainer of $25,000 for her service on the Board, payable on a quarterly basis.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Dr. Merrigan, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

A copy of the Company’s press release announcing the appointment of Dr. Merrigan to the Board is furnished as Exhibit 99.1 hereto.

Item 5.08 Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On March 22, 2016, the Board scheduled the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) for Wednesday, May 25, 2016. The time and location of the Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting, to be filed with the Securities and Exchange Commission (“SEC”) no later than 120 days after December 31, 2015.

Pursuant to the Company’s Amended and Restated Bylaws, if a stockholder of the Company intends a proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting, stockholder proposals must be delivered to the principal executive offices of the Company, at 1540 Drew Ave., Davis, California 95618, Attention: Corporate Secretary, not later than April 10, 2016. Additionally, notice of any stockholder proposal (including a proposal to nominate a candidate for director) that is not submitted for inclusion in the proxy statement for the Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company not later than April 10, 2016. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws, as applicable. Any notice received after April 10, 2016 will be considered untimely and not properly brought before the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on March 24, 2016 by Marrone Bio Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: March 24, 2016	By:	/s/ Linda V. Moore
Linda V. Moore
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on March 24, 2016 by Marrone Bio Innovations, Inc.